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                               BRITISH AIRWAYS Plc

                                       AND

                                 CITIBANK, N.A.,

                                  As Depositary

                                       AND

           HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN
               DEPOSITARY RECEIPTS EVIDENCING AMERICAN DEPOSITARY
                                     SHARES

                        ---------------------------------

                  Second Amended and Restated Deposit Agreement

                          Dated as of December 20, 2005

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

                                Table of Contents

                                                                            Page
                                                                            ----

PARTIES........................................................................1

RECITALS.......................................................................1

Section 1.      Certain Definitions............................................1
       (a)      ADR Register...................................................1
       (b)      ADRs...........................................................1
       (c)      ADSs...........................................................1
       (d)      Articles.......................................................1
       (e)      Beneficial Owner...............................................1
       (f)      Custodian......................................................2
       (g)      Deliver, execute, issue, et al.................................2
       (h)      Delivery Order.................................................2
       (i)      Deposited Securities...........................................2
       (j)      Direct Registration ADR........................................2
       (k)      Direct Registration System.....................................2
       (l)      DTC............................................................2
       (m)      DTC Participant................................................2
       (n)      Holder.........................................................3
       (o)      Pre-released ADRs..............................................3
       (p)      Securities Act of 1933.........................................3
       (q)      Securities Exchange Act of 1934................................3
       (r)      Shares.........................................................3
       (s)      Transfer Office................................................3
       (t)      Share Registrar................................................3
       (u)      Withdrawal Order...............................................3

Section 2.      Form of ADR Incorporation By Reference.........................3
Section 3.      Deposit of Shares..............................................5
Section 4.      Issue of ADRs..................................................5
Section 5.      Distributions on Deposited Securities;
                Conversion of Foreign Currency.................................6
Section 6.      Substitution of ADRs...........................................6
Section 7.      Cancellation and Destruction of ADRs...........................7
Section 8.      The Custodian..................................................7
Section 9.      Co-Registrars and Co-Transfer Agents...........................7
Section 10.     Lists of Holders...............................................7
Section 11.     Depositary's Agents............................................8
Section 12.     Successor Depositary...........................................8
Section 13.     Reports........................................................8
Section 14.     Additional Shares..............................................9
Section 15.     Indemnification................................................9
Section 16.     Notices.......................................................10
Section 17.     Miscellaneous.................................................10


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                                Table of Contents
                                   (Continued)

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Section 18.     Amendment and Restatement of Old Deposit Agreement............10

TESTIMONIUM ..................................................................11

SIGNATURES ...................................................................11

FORM OF FACE OF ADR .........................................................A-1

       Introductory Paragraph................................................A-1

       (1)  Issuance of ADRs.................................................A-2
       (2)  Withdrawal of Deposited Securities...............................A-3
       (3)  Transfers of ADRs................................................A-3
       (4)  Certain Limitations..............................................A-4
       (5)  Taxes; Withholding...............................................A-4
       (6)  Disclosure of Interests..........................................A-5
       (7)  Charges of Depositary............................................A-5
       (8)  Available Information............................................A-6
       (9)  Execution........................................................A-6

       Signature of Depositary...............................................A-6

       Address of Depositary's office........................................A-6

FORM OF REVERSE OF ADR.......................................................A-7

       (10)     Distributions on Deposited Securities........................A-7
       (11)     Record Dates.................................................A-8
       (12)     Voting of Deposited Securities...............................A-8
       (13)     Changes Affecting Deposited Securities ......................A-8
       (14)     Exoneration..................................................A-9
       (15)     Resignation and Removal of Depositary; the Custodian.........A-9
       (16)     Amendment....................................................A-9
       (17)     Termination.................................................A-10
       (18)     RESERVED....................................................A-10
       (19)     RESERVED....................................................A-10
       (20)     Restriction Upon Ownership..................................A-10


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

            SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of December 20, 2005 (this "Deposit Agreement"), among BRITISH AIRWAYS Plc (the "Company") and its successors, CITIBANK, N.A., as successor depositary hereunder (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued hereunder evidencing American Depositary Shares ("ADSs") representing deposited Shares (as defined below).

                               W I T N E S S E T H

            WHEREAS, the Company and Morgan Guaranty Trust Company of New York (the "Old Depositary") entered into an Amended and Restated Deposit Agreement, dated as of April 20, 1999 (the "Old Deposit Agreement"), to provide for the deposit of Shares of the Company with the Old Depositary, as predecessor depositary, for the creation of American depositary shares ("Old ADSs") representing the Shares (as hereinafter defined) so deposited and for the execution and delivery of American depositary receipts ("Old ADRs") evidencing the Old ADSs; and

            WHEREAS, pursuant to the terms of Sections 12 and 18 of the Old Deposit Agreement and Paragraphs (15) and (16) of the Old ADRs, the Company now wishes to (i) remove the Old Depositary as depositary under the Old Deposit Agreement and replace the Old Depositary with Citibank, N.A., as successor depositary, and (ii) amend and restate the Old Deposit Agreement and the Old ADRs in accordance with the terms and conditions set forth in this Deposit Agreement;

            NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old ADRs in their entireties as follows:

            1 Certain Definitions.

            (a) "ADR Register" is defined in Paragraph (3) of the Form of ADR.

            (b) "ADRs" means the American Depositary Receipts evidencing ADSs executed and delivered hereunder. ADRs shall be executed and delivered in physical certificated form or in the form of uncertificated Direct Registration ADRs. ADRs in physical certificated form shall be substantially in the form of Exhibit A annexed hereto (the "Form of ADR"). References to "ADRs" shall include uncertificated Direct Registration ADRs, unless the context otherwise requires.

            (c) "ADSs" means American depositary shares representing beneficial interests in the Deposited Securities. Subject to Paragraphs (10) and (13) of the Form of ADR, each ADS represents the right to receive ten (10) Shares.

            (d) "Articles" means the Articles of Association of the Company as adopted on July 19, 2005, or as from time to time amended.

            (e) "Beneficial Owner" means a person or entity with a beneficial interest in an ADS.


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

            (f) "Custodian" means Citibank, N.A. (London Branch), in its capacity as such, as the agent of the Depositary for the purposes of this Deposit Agreement named as Custodian in the Form of ADR and any additional or substitute Custodian appointed pursuant to Section 8 hereof.

            (g) The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to uncertificated Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

            (h) "Delivery Order" is defined in Section 3 hereof.

            (i) "Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

            (j) "Direct Registration ADR" means an uncertificated ADR, the ownership of which is recorded on the Direct Registration System.

            (k) "Direct Registration System" means the direct registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

            (l) "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants maintained in DTC, and any successor thereto.

            (m) "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

            (n) "Holder" means the person or persons in whose name ADRs are registered on the ADR Register.

            (o) "Pre-released ADRs" has the meaning set forth in Paragraph (1) of the Form of ADR.

            (p) "Securities Act of 1933" means the United States Securities Act of 1933, as amended from time to time.

            (q) "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as amended from time to time.


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

            (r) "Shares" mean the ordinary shares, nominal value 25 pence each, as amended or redenominated from time to time, of the Company and shall include the rights to receive Shares specified in Paragraph (1) of the Form of ADR.

            (s) "Share Registrar" means Computershare or any other institution organized under the laws of the United Kingdom appointed by the Company to carry out the duties of registrar for the Shares, and any successor thereto.

            (t) "Transfer Office" is defined in Paragraph (3) of the Form of ADR.

            (u) "Withdrawal Order" is defined in Paragraph (2) of the Form of ADR.

            2 Form of ADR; Incorporation by Reference.

            (a) Appointment of Depositary. The Company hereby appoints the Depositary as successor depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the Form of ADR. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of this Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in accordance with this Deposit Agreement in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

            (b) Form of ADR. ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the Form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs evidencing ADSs are subject. ADRs may be issued in denominations of any whole number of ADSs. ADRs in certificated form shall be dated, executed and countersigned by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and registered in the ADR Register. ADRs in certificated form bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the Form of ADR, as incorporated by reference herein, regardless of whether their ADRs are uncertificated Direct Registration ADRs or certificated ADRs.


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

            (c) Incorporation by Reference. The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

            (d) Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the Form of ADR to the contrary, ADSs may be evidenced by uncertificated Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder or ADSs are to be issued and delivered pursuant to the terms and conditions of (f) below.

            (e) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of this Deposit Agreement and Form of ADR as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder,
(ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADRs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

            (f) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. A single ADR in the form of a "Balance Certificate" will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and held through DTC and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. The nominee for DTC will be the only "Holder" of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

            3. Deposit of Shares. Subject to Paragraph (1) of the Form of ADR, in connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written


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order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order uncertificated Direct Registration ADRs, ADRs evidencing the number of ADSs representing such deposited Shares or ADSs representing such Shares to the DTC Participant account number designated in such order by making the appropriate adjustments on the records of the Depositary and of DTC and its nominee (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Depositary or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and, (d) proxies entitling the Depositary to vote such deposited Shares. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to Paragraph (10) or (13) of the Form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement.

            4. Issue of ADRs. After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall issue and deliver at the Transfer Office, to or upon the order of any person named in such notice, the aggregate ADSs to which such person is entitled and, if applicable, ADR(s) evidencing ADSs so issued, in each case registered as requested. ADRs may be issued by the Depositary only under circumstances contemplated in this Deposit Agreement.

            5. Distributions on Deposited Securities; Conversion of Foreign Currency.

            (a) Distributions on Deposited Securities. To the extent that the Depositary determines in good faith, after consultation with the Company to the extent practicable, that any distribution pursuant to Paragraph (10) of the Form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

            (b) Conversion of Foreign Currency. Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States for distribution to Holders entitled thereto, the Depositary shall as promptly as practicable convert or cause to be converted such foreign currency into U.S. dollars by sale or in any other manner that it may determine, and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States and shall distribute such


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

U.S. dollars to the Holders entitled thereto in accordance with Paragraph (10) of the Form of ADR. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion to file such application for approval or license as it may deem desirable. If the Depositary determines in its reasonable judgment that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company to the extent practicable, is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto. All expenses of any such conversion shall be deducted from the proceeds thereof.

            6. Substitution of ADRs. The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has received written notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

            7. Cancellation and Destruction of ADRs. All ADRs surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy ADRs so canceled in accordance with its customary practices. The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under Paragraph (1) of the Form of ADR, substitute ADRs delivered, and canceled or destroyed ADRs under this Section 7, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law, rule or regulation.

            8. The Custodian. The Depositary shall use its best efforts under the circumstances to ensure that at all times there is a Custodian hereunder. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. Other than the initial Custodian appointed hereunder, the Depositary shall be responsible for the compliance by each Custodian with the provisions hereof applicable thereto. The Depositary may from time to time, after consultation with the Company, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the Form of ADR. Each Custodian so appointed (other than Citibank, N.A. (London Branch)) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the provisions hereof. Any Custodian may resign from its duties hereunder by at least 30 days' written notice to the Depositary and the Company. The Depositary may, after consultation with the Company, discharge any Custodian at any time upon notice to the Custodian being discharged and subject to the provisions of any agreement between such Custodian and the Depositary. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.


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

            9. Co-Registrars and Co-Transfer Agents. The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

            10. Lists of Holders. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agents and the ADR Register, take copies thereof and require the Depositary or its agents to provide in electronic or print format the information contained in such transfer and registration records or the ADR Register that the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request. The Depositary's obligations under Articles 46(C) and 47(C)(ii) and (iii) of the Articles (or any successor provisions) are limited to and shall be satisfied by the performance of its obligations under this Section 10. Every Holder and Beneficial Owner of ADSs upon acceptance of any ADSs (or any interest therein) shall be deemed to have consented to the Depositary providing such information to the Company (or any of its designees).

            11. Depositary's Agents. The Depositary may perform its obligations. hereunder through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed. The Depositary shall use its best efforts under the circumstances to obtain, a written notice from each agent appointed hereunder (other than those agents which, on the date hereof, are acting in an agency capacity for Citibank, N.A.), addressed to the Company and the Depositary accepting such appointment and agreeing to be bound by the terms of the applicable provisions hereof.

            12. Successor Depositary. If the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business (including the ADR facility established pursuant to this Agreement, shall be the successor of the Depositary without the execution or filing of any document or any further act; provided, however, that such bank or trust company shall give a written notice thereof to the Company. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith


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

become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

            13. Reports. On or before the first date on which the Company makes any communication available to holders of Deposited Securities by publication or otherwise or publicly files or submits any communication to any securities regulatory authority or stock exchange, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary to the extent required under applicable rules of the Securities Exchange Act of 1934. In connection with any registration statement under the Securities Act of 1933 relating to the ADSs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. The Company has delivered to the Depositary and the Custodian a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement. Whenever the Company intends to serve any notice, report or other materials to its members or any notice or request for information relating to Interests (as defined for this purpose in the Articles) in Shares held by the Depositary or its nominee or nominees, it will, where practicable, advise the Depositary in advance of the intended service of such materials, notice or request and will cooperate with the Depositary so that the service of any such materials, notice or request and the mailing of such materials, notice or request to the relevant Holder may be synchronized and so that such materials, notice or request may be delivered to the relevant Holder in a timely manner. The Company will promptly respond to all inquiries by the Depositary concerning the number of Affected Shares (as defined in the Articles), the number of Relevant Shares (as defined in the Articles), and, if the Depositary provides sufficient information, as to whether any particular Shares would upon an acquisition of an interest by a particular person or class of person become or be capable of becoming or being treated as Affected Shares.

            14. Additional Shares. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

            15. Indemnification.

            (a) The Company shall indemnify, defend and save harmless each of the Depositary and its agents hereunder against any loss, liability or expense (including reasonable fees and expenses of counsel), that may arise out of (i) its acceptance and performance of its powers and duties in respect of the

Deposit Agreement, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents hereunder, or (ii) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents appointed hereunder other than the initial Custodian appointed hereunder.

            (b) Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 15 and shall only affect its rights hereunder to the extent such failure is prejudicial) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed).

            (c) The obligations set forth in this Section 15 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person. 16 .Notices. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

                 (a)      Citibank, N.A.
                          388 Greenwich Street, 14th Floor
                          New York, NY 10013
                          Attention:  Depositary Receipts Department
                          Fax: 212-816-6865

                 (b)      British Airways Plc
                          Waterside
                          PO Box 365
                          Harmondsworth
                          UB7 OGB
                          United Kingdom
                          Attention: Company Secretary
                          Fax: 181-738-9800

            17. Miscellaneous. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, the Beneficial Owners and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial Owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Depositary agrees to respond promptly to such reasonable inquiries or requests for information (which information is currently made available on a regular basis by the Depositary to its depositary receipt clientele) as the Company may make from time to time with respect to the depositary receipt facility created hereby.

            18. Amendment and Restatement of Old Deposit Agreement. The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and Old ADRs are hereby deemed amended and restated to substantially conform to the Form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old ADRs, such portion shall not become effective as to such Holders with respect to such Old ADRs until thirty (30) days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the Form of ADR.

            IN WITNESS WHEREOF, BRITISH AIRWAYS Plc and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.


                                                     BRITISH AIRWAYS Plc


                                                     By /s/ Alan Buchanan
                                                     ---------------------------
                                                     Name: Alan Buchanan
                                                     Title: Company Secretary


                                                     CITIBANK, N.A.


                                                     By /s/ Paul Martin
                                                     ---------------------------
                                                     Name: Paul Martin
                                                     Title: Vice President

                                    EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                  SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

                              [FORM OF FACE OF ADR]

__________                                              No. of ADSs:
Number
                                                        ________________________
                                                        Each ADS represents
                                                        ten (10) Shares
                                                        CUSIP: 110419306

        AS PROVIDED IN THE ARTICLES OF ASSOCIATION OF BRITISH AIRWAYS Plc
            AND THE DEPOSIT AGREEMENT, THIS ADR IS SUBJECT TO CERTAIN
       RESTRICTIONS CONCERNING OWNERSHIP OF OR OTHER ENTITLEMENTS TO ADSs
        BY NON-UNITED KINGDOM NATIONALS. UNDER CERTAIN CIRCUMSTANCES THE
       HOLDER OF THIS ADR MAY NOT BE ENTITLED TO DIRECT THE VOTING OF SOME
      OR ALL OF THE UNDERLYING DEPOSITED SECURITIES AND SOME OR ALL OF THE
       UNDERLYING DEPOSITED SECURITIES MAY BE SOLD BY BRITISH AIRWAYS Plc,
       IN WHICH CASE THIS ADR WILL ENTITLE THE HOLDER ONLY TO THE PROCEEDS OF SUCH SALE, LESS TAXES AND EXPENSES. SEE PARAGRAPH (20) HEREOF.

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                  ORDINARY SHARES, NOMINAL VALUE 25 PENCE EACH,

                                       of

                               BRITISH AIRWAYS Plc

               (Incorporated under the laws of England and Wales)

            Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ____________ is the registered owner (a "Holder") of ____________ American Depositary Shares ("ADSs"), each (subject to Paragraphs (10) and (13) representing ten (10) ordinary shares, nominal value 25 pence each (including the rights to receive Shares described in Paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of British Airways Plc (the "Company"), a corporation organized under the laws of England and Wales, deposited at the office of Citibank, N.A. (London Branch), as Custodian (subject to Paragraph (15), the "Custodian"), under the Second Amended and Restated Deposit Agreement, dated as of December 20, 2005 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts evidencing ADSs issued thereunder, each of whom, by accepting an ADR or an interest therein, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the United Kingdom (or, if applicable, such other laws as may govern the Deposited Securities). The terms and conditions of the Deposit Agreement are hereby incorporated by reference and all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

            (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement to evidence ADRs outstanding thereunder. Subject to Paragraph
(4), the Depositary may issue ADRs for delivery at the Transfer Office (defined in Paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"), only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs then issued and outstanding (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the Securities Act of 1933.

            (2) Withdrawal of Deposited Securities. Holders of ADRs will be entitled to withdraw the Deposited Securities represented by the ADSs evidenced by their ADRs at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Securities. Upon surrender of these ADRs in form satisfactory to the Depositary at the Transfer Office and upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, subject to the terms of the Deposit Agreement and Paragraphs (4) and (5) hereof, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR so surrendered. In connection with any surrender of an ADR for withdrawal and the delivery of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder, subject to applicable laws in England and Wales. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

            (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration of ADRs and registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name an ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to Paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with uncertificated Direct Registration ADRs, or vice versa, execute (if applicable) and deliver a certificated ADR or uncertificated Direct Registration ADRs, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or designated as uncertificated Direct Registration ADRs, as the case may be, substituted.

            (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the first sentence of Paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this Paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in Paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the first sentence of Paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

            (5) Taxes; Withholding. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the first sentence of Paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

            (6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders, Beneficial Owners and all persons holding ADSs (or any interest therein) agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

            Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Articles of Association of the Company within the time period specified in such Disclosure Notice. Each Holder and Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares. In addition, each Holder and Beneficial Owner agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder and Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify the Company as required by the Companies Act.

            (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in Paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders and Beneficial Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders or Beneficial Owner delivering Shares, ADSs (or any interest therein) or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders or Beneficial Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in Paragraph
(16).

            (8) Available Information. The Deposit Agreement, the provisions or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders and Beneficial Owners at the offices of the Depositary and the Custodian and at the Transfer Office. At the written request of the Company, the Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located as of the date of the Deposit Agreement at 100 F Street, N.E., Washington, D.C. 20549.

            (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated: December 20, 2005

                                                   CITIBANK, N.A., as Depositary


                                                   By
                                                      --------------------------
                                                          Authorized Officer

            The Depositary's principal executive office is located at 388 Greenwich Street, New York, New York 10013.

                            [FORM OF REVERSE OF ADR]

            (10) Distributions on Deposited Securities. Subject to Paragraphs
(4) and (5) and any restrictions imposed by English law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its sole discretion, hold such foreign currency, uninvested and without liability for interest thereon. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions). Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

            (11) Record Dates. The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

            (12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary, upon the written request of the Company, shall distribute to Holders a notice stating
(a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

            (13) Changes Affecting Deposited Securities. Subject to Paragraphs
(4) and (5) the Depositary may, in its discretion, amend the terms and conditions of the ADRs or ADSs or distribute additional or amended ADRs or ADSs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the terms and conditions of the ADRs or ADSs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

            (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement, this ADR or the ADSs evidenced by this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, this ADR or the ADSs evidenced by this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in the Deposited Securities, this ADR or the ADSs evidenced by this ADR. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

            (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

            (16) Amendment. Subject to the first sentence of Paragraph (2), the ADRs, the ADSs evidenced by the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders or Beneficial Owners in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders and Beneficial Owners. Every Holder and Beneficial Owner of an ADS (or any interest therein) at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADS (or any interest therein), to consent and agree to such amendment and to be bound by the Deposit Agreement and, if applicable, the ADR(s), as so amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to cancel such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders and Beneficial Owners, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement, the ADRs and the ADSs evidenced by the ADRs at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement and, if applicable, the ADR, in such circumstances may become effective before a notice of such amendment or supplement is given to Holders and Beneficial Owners or within any other period of time as required for compliance.

            (17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

            (18) [RESERVED]

            (19) [RESERVED]

            (20) Restrictions upon Ownership.

            (a) The Holders and Beneficial Owners of ADRs acknowledge and agree
(i) that each ADR, and the terms upon which it is held by such Holders and Beneficial Owners, is subject to the Articles of Association of the Company (the

"Articles"), (ii) that (except as otherwise provided in the Articles) such Holder's ADRs represent an Interest (as defined in the Articles) in the Shares underlying such ADSs evidenced by ADRs, (iii) that so long as the Articles provide a means by which the Company may, in accordance with the Articles, limit the Interests (as defined for this purpose in the Articles) that Relevant Persons (as defined in the Articles and including, without limitation, non-United Kingdom nationals) may have in such relevant share capital (the "Foreign Interest Limitation"), such Holder and Beneficial Owner will be bound by the Foreign Interest limitation and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder and Beneficial Owner (including, without limitation, making provision for the withdrawal of the right of such Holder and Beneficial Owner to direct the voting of the Shares underlying such Holder's and Beneficial Owner's ADRs and the forced sale of all or part of such Shares if a sufficient disposal or disposals of or of Interests in such Shares has not been made to the Directors' satisfaction within 21 days or such longer period as the Directors consider reasonable) after service upon the Depositary or its nominee of a notice requiring such disposal) or against other Holders, Beneficial Owners or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies in its knowledge without further investigation that is requested by the Company under statutory provisions of English law or the Articles, which requests may seek, among other things, information as to the capacity in which such Holder or Beneficial Owner holds ADRs and the nature and extent of the Interests of such Holder or Beneficial Owner or other persons in the Shares underlying such Holders' ADRs and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles concerning the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person in acting or not taking action under or pursuant to such provisions of the Articles.

            (b) If the Depositary receives an Affected Share Notice (as defined in the Articles) from the Company or the Directors informing the Depositary that
(i) specified Holder(s) or Beneficial Owner(s) (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Relevant Persons (as defined in the Articles) or are believed or are deemed to be Relevant Holders through which a Relevant Person or Persons have Interests in relation to any Shares specified in the Affected Share Notice and (ii) the Directors believe that each Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested (as provided in the Articles) in a specified number of such Shares, paragraph (i) of this Paragraph shall apply. The Company need not include in an Affected Share Notice the information described in clause (ii) of this paragraph (b). If the Affected Share Notice does not include such information, the Depositary shall assume for purposes of paragraph (i) of this Paragraph (20) that each Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested (as provided in the Articles) in that number of the Shares specified in the Affected Share Notice that bears the same ratio to the total number of Shares specified in such Affected Share Notice as the number of such Relevant Holder's ADSs bears to the number of ADSs of all Relevant Holders specified in such Affected Share Notice.

            (c) In this Paragraph (20), "Relevant ADR" means an ADR evidencing the Shares in which a Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested by virtue of paragraph (b) of this Paragraph (20).

            (d) Following the receipt of an Affected Share Notice, the Depositary shall (i) refuse to register any transfer of a Relevant ADR until the Company has withdrawn the Affected Share Notice in respect of that Relevant ADR;
(ii) deny the voting rights attaching to a Relevant ADR to the Relevant Holder thereof to the extent that the voting rights of the Shares underlying that Relevant ADR are denied to the Depositary as notified in the Affected Share Notice until the Company has withdrawn the Affected Share Notice in respect of that Relevant ADR; and (iii) give notice to each Relevant Holder specified therein of receipt by the Depositary of the Affected Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of this Paragraph.

            If the Depositary at any time receives a further notice from the Company or the Directors modifying such Affected Share Notice, the Depositary shall take action in accordance with such modified Affected Share Notice from and after the receipt of such notice by the Depositary.

            (e) If the Affected Share Notice in respect of a Relevant ADR so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Affected Share Notice by the Depositary (or any longer period specified in the Affected Share Notice) make a disposal or disposals of or of Interests in the Relevant ADR or underlying Shares to the Directors' satisfaction such that no Relevant Person has an interest in the Relevant ADR or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Affected Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant ADR may be sold pursuant to the Articles and (B) if any such sale is made, such Relevant ADR shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and upon surrender of such Relevant ADR, the Relevant Holder thereof shall be entitled to withdraw such cash and underlying Shares and other Deposited Securities in the manner set forth in Paragraph (2) of this ADR.

            (f) If the Depositary receives a Affected Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall (i) apply any denial of voting rights in consequence thereof pro rata to all ADSs outstanding from time to time; and (ii) give notice to all Holders of receipt by the Depositary of the Affected Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Affected Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Paragraphs (10) and (13) of this ADR.

            (g) Each Holder and Beneficial Owner acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying ADRs or ADSs are Shares in which Relevant Persons have Interests, unless the contrary is established to the Directors' satisfaction. Each Holder and each

Beneficial Owner agrees that the Directors are entitled to assume that each Holder with a registered address in the United States is or holds on behalf of a United States national.

            (h) At the Company's expense, the Depositary will cooperate in forwarding to Holders or to the Company, as the case may be, communications relating to the application of the provisions described in this Paragraph (20). Holders and Beneficial Owners seeking to communicate with the Company or its Directors on matters relating to the application of the provisions described in this Paragraph (20) may send their communications to the Depositary for forwarding at their own risk to the Company.

            (i) The Depositary's obligations under Article 47 (or any successor provisions) of the Articles are limited to and shall be satisfied by the performance of its obligations under this Paragraph (20) and subject to Paragraph (15) hereof, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations hereunder.